Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option / Stock Issuance Plan and the 1992 Employee Stock Purchase Plan of Ligand Pharmaceuticals Incorporated of our report dated February 22, 2000, with respect to the consolidated financial statements of Ligand Pharmaceuticals Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                        /s/ Ernst & Young LLP


San Diego, California
July 27, 2001